EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2009 Long-Term Incentive Plan of The Stanley Works of our report dated February 19, 2009, except as it relates to the effects of the adoption of accounting pronouncements requiring retrospective application, as discussed in Note A to the consolidated financial statements, for which the date is June 25, 2009, with respect to the consolidated financial statements and schedule of The Stanley Works as of January 3, 2009 and December 29, 2007 and for each of the three fiscal years in the period ended January 3, 2009, included in its Current Report (Form 8-K) dated July 9, 2009, and of our report dated February 19, 2009 with respect to the effectiveness of internal control over financial reporting included in The Stanley Works’ Annual Report (Form 10-K) for the year ended January 3, 2009, both filed with the Securities and Exchange Commission.
Hartford, Connecticut
November 6, 2009